Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-125175, 333-122569, 333-115178, and 333-196710) of Global Indemnity plc of our report dated March 13, 2015 relating to the consolidated financial statements of American Reliable Insurance Company, which appears in this Current Report on Form 8-K/A of Global Indemnity plc dated March 16, 2015.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

March 16, 2015